CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 12, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of the T. Rowe Price Institutional Africa & Middle East Fund, T. Rowe Price Institutional Emerging Markets Equity Fund, T. Rowe Price Institutional Foreign Equity Fund, T. Rowe Price Institutional Global Large-Cap Equity Fund, and T. Rowe Price Institutional Global Equity Fund, (five of the funds comprising T. Rowe Price Institutional International Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 25, 2009